Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 34-1838462) pertaining to the 1996 Stock Option Plan for Officers and Employees of Brantley Capital Corporation of our report dated March 20, 1998, with respect to the financial statements of Brantley Capital Corporation included in its Annual Report (Form 10-K) for the period ended December 31, 1998.

ERNST & YOUNG LLP

March 29, 2000

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